SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                         United Financial Bancorp, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


         Federal                                       83-0395247
--------------------------------------       ----------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


         95 Elm Street
         West Springfield, Massachusetts                   01089
------------------------------------------       --------------------------
(Address of Principal Executive Offices)                (Zip Code)

If this form relates to the                If this form relates to the
registration of a class of securities      registration of a class of securities
pursuant to Section 12(b) of the           pursuant to Section 12(g) of the
Exchange Act and is effective              Exchange Act and is effective
pursuant to General Instruction            pursuant to General Instruction
A.(c), please check the following          A.(d), please check the following
box.  [  ]                                 box.  [x]

     Securities Act registration statement file number to which this form relates: 333-123371

     Securities to be registered pursuant to Section 12(b) of the Act:

          None                                       N/A
 ------------------------------------------------------------------------------
    (Title of Class)                      (Name of Each Exchange on Which
                                           Each Class is to be Registered)

        Securities to be registered pursuant to Section 12(g) of the Act:

                     Common stock, par value $0.01 per share
                     --------------------------------------
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.
----------------------------------------------------------------

     For a description of the Registrant's securities, reference is made to "Description of Capital Stock of United Financial Bancorp, Inc.," "Our Policy Regarding Dividends" and "Market for the Common Stock" in the Registrant's Registration Statement on Form S-1, as amended (File No. 333-123371), which is hereby incorporated by reference. For a description of the provisions of the Registrant's Charter and Bylaws that may render a change in control of the Registrant more difficult, reference is made to "Restrictions on the Acquisition of United Financial Bancorp, Inc. and United Bank" in the Registrant's Registration Statement, as amended.

Item 2.  Exhibits.
-----------------

1. Registration Statement on Form S-1 (Registration Number 333-123371) dated March 16, 2005, as amended on April 27, 2005 and May 13, 2005, is hereby incorporated by reference.

2.   Federal Stock Charter (incorporated by reference to Exhibit 3.1 and Exhibit
     3.2 of the Registration Statement on Form S-1 as filed on March 16, 2005, as amended on April 27, 2005 and May 13, 2005).

3. Bylaws (incorporated by reference to Exhibit 3.3 of the Registration Statement on Form S-1 as filed on March 16, 2005, as amended on April 27, 2005 and May 13, 2005).

4. Form of Common Stock Certificate (incorporated by reference to Exhibit 4 of the Registration Statement on Form S-1 as filed on March 16, 2005, as amended on April 27, 2005 and May 13, 2005).

                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934 the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                           UNITED FINANCIAL BANCORP, INC.



Date:    June 21, 2005                 By: /s/ Richard B. Collins
                                           -------------------------------------
                                           Richard B. Collins
                                           President and Chief Executive Officer